Exhibit 99.1
Ames True Temper Reports Third Quarter 2009 Results
CAMP HILL, Pennsylvania, August 4, 2009 — ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of Q3 2009 (thirteen week period ended June 27, 2009).
Third Quarter 2009 Results
Net sales for Q3 2009 were $130.0 million, a 20% decrease over $162.6 million in Q3 2008 (thirteen week period ended June 28, 2008). Net income for Q3 2009 was $9.2 million, compared to net income of $6.0 million for Q3 2008. Adjusted EBITDA (which is reconciled to net income on the attached table) for Q3 2009 was $16.5 million compared to $19.9 million for Q3 2008.
“Q3 revenue was negatively impacted by the continuing weak retail climate, reduced inventory levels at certain customers, and less than favorable weather. In light of current economic conditions in retail, we are pleased with our operational performance,” stated President and CEO Duane Greenly.
“Working capital continued to improve in Q3. Our revolver balance at the end of Q3 dropped to $32.0 million compared to $60.5 million in Q3 2008. Availability was $50.1 million and cash was $25.6 million as of June 27, 2009,” stated CFO Dave Nuti.
Year-to-Date 2009 Results
Net sales for YTD 2009 (thirty-nine week period ended June 27, 2009) were $364.7 million, a 10.7% decrease compared to $408.5 million for YTD 2008 (thirty-nine week period ended June 28, 2008). Net income for YTD 2009 was $1.2 million, compared to net income of $5.5 million for YTD 2008. Adjusted EBITDA (which is reconciled to net income on the attached table) for YTD 2009 was $48.8 million compared to Adjusted EBITDA for YTD 2008 of $49.7 million.
Ames True Temper, Inc. is a global provider of non-powered landscaping products that make work easier for homeowners and professionals.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “estimates,” “anticipates,” “believes,” “expects,” “intends” and similar expressions. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:
* We depend on a small number of customers for a significant portion of our business;
* Our results of operations have been and may continue to be adversely impacted by macroeconomic events;
* Increased reliance on third party suppliers and manufacturers may decrease our ability to meet customer demand;
* If we are unable to obtain raw materials for our products at favorable prices it could adversely impact our operating performance;
* We are subject to risks associated with our foreign operations, especially our operations in China;
* Unseasonable weather could have a negative impact on our business and financial results;
* Our lawn and garden sales are highly seasonal, which could impact our cash flow and operating results;
* Our industry is highly competitive and we may not be able to compete successfully;
* Further consolidation in the retail industry may adversely affect our results of operations;
* A failure to successfully introduce new products could result in a reduction in sales and floor space at retailers that carry our products;
* The products that we manufacture could expose us to product liability claims;
* Our ability to pay our debt or seek alternative financing may be adversely impacted by the other factors listed herein;
* Environmental health and safety laws, ordinances, and regulations impose risks and costs on us;
* We depend on the service of key individuals, the loss of any of which could materially harm our business;
* Unionized employees could strike or participate in a work stoppage; and
* We may not be able to acquire complementary lawn and garden product manufacturers or brands. In addition, pursuing or completing acquisitions may negatively impact our operating results, divert management’s attention from operating our core business, and expose us to other risks.
The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by or described in the forward-looking statements will occur or, if any of them do, what impact they will have on the business, results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.
CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933,
investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 27,	September 27,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$25,635	$17,159
Trade receivables, net	58,910	59,168
Inventories	96,959	110,891
Assets held for sale	—	1,025
Prepaid expenses and other current assets	5,162	6,156

Total current assets	186,666	194,399

Property, plant and equipment, net	46,752	55,237
Intangibles, net	54,395	56,149
Goodwill	56,594	58,242
Other noncurrent assets	7,245	9,798

Total assets	$351,652	$373,825

Liabilities and stockholder’s deficit
Current liabilities:
Trade accounts payable	$22,284	$35,691
Accrued interest payable	8,754	6,021
Accrued expenses and other current liabilities	24,492	27,634
Revolving loan	32,015	40,010
Current portion of long-term debt and capital lease obligation	576	554

Total current liabilities	88,121	109,910

Deferred income taxes	11,997	11,348
Long-term debt	299,819	300,130
Accrued retirement benefits	21,256	26,108
Other liabilities	10,896	10,534

Total liabilities	432,089	458,030
Commitments and contingencies
Stockholder’s deficit:
Total stockholder’s deficit	(80,437)	(84,205)

Total liabilities and stockholder’s deficit	$351,652	$373,825

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Thirteen week		Thirteen week
	period ended		period ended
	June 27, 2009		June 28, 2008
Net sales	$130,036	100.0%	$162,580	100.0%

Cost of goods sold	96,362	74.1%	121,826	74.9%

Gross profit	33,674	25.9%	40,754	25.1%

Selling, general, and administrative expenses	21,843	16.8%	25,821	15.9%
Loss on disposal of fixed assets	599	0.5%	32	0.0%
Amortization of intangible assets	302	0.2%	340	0.2%
Impairment charges	451	0.3%	166	0.1%

Operating income	10,479	8.1%	14,395	8.9%

Interest expense	7,085	5.4%	8,396	5.2%
Other income	(6,793)	-5.2%	(919)	-0.6%

Income before income taxes	10,187	7.8%	6,918	4.3%

Income tax expense	941	0.7%	952	0.6%

Net income	$9,246	7.1%	$5,966	3.7%

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Thirty-nine week		Thirty-nine week
	period ended		period ended
	June 27, 2009		June 28, 2008
Net sales	$364,663	100.0%	$408,504	100.0%

Cost of goods sold	268,301	73.6%	302,455	74.0%

Gross profit	96,362	26.4%	106,049	26.0%

Selling, general, and administrative expenses	62,143	17.0%	71,776	17.6%
Loss on disposal of fixed assets	901	0.2%	531	0.1%
Amortization of intangible assets	911	0.2%	1,023	0.3%
Impairment charges	927	0.3%	200	0.0%

Operating income	31,480	8.6%	32,519	8.0%

Interest expense	22,420	6.1%	25,628	6.3%
Other expense	5,643	1.5%	470	0.1%

Income before income taxes	3,417	0.9%	6,421	1.6%

Income tax expense	2,242	0.6%	910	0.2%

Net income	$1,175	0.3%	$5,511	1.3%

ATT Holding Co.
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Thirteen week	Thirteen week
	period ended	period ended
	June 27, 2009	June 28, 2008
Net income	$9,246	$5,966

Depreciation of property, plant and equipment	3,882	3,881
Amortization of intangible assets	302	340
Interest expense	7,085	8,396
Income tax expense	941	952

EBITDA (a)	21,456	19,535

Adjustments to EBITDA:
One-time costs for new long handle tool distribution (b)	—	195
Equity sponsor fees and other expenses (c)	569	898
Impairment charges (d)	451	166
Loss on disposal of fixed assets (e)	599	32
Net unrealized gains (f)	(6,533)	(904)

Adjusted EBITDA (a)	$16,542	$19,922

(a)	“EBITDA” is calculated as net income plus income tax expense, interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. During Q3 2009, Adjusted EBITDA as defined by our senior credit facility was amended to exclude non-recurring gains. Accordingly, non-recurring gains are presented as adjustments to EBITDA. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b)	Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(c)	Consists of management fees paid to our private equity sponsor (Castle Harlan), non-cash (income) expense related to our postretirement plans and non-cash charges recorded in accordance with lease accounting standards due to the expensing of escalating rent on a straight-line basis.

(d)	Consists of impairment charges for long-lived assets.

(e)	Consists of losses on the disposition of property, plant and equipment.

(f)	Consists primarily of an unrealized foreign currency gain on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.

ATT Holding Co.
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Thirty-nine week	Thirty-nine week
	period ended	period ended
	June 27, 2009	June 28, 2008
Net income	$1,175	$5,511

Depreciation of property, plant and equipment	11,825	11,742
Amortization of intangible assets	911	1,023
Interest expense	22,420	25,628
Income tax expense	2,242	910

EBITDA (a)	38,573	44,814

Adjustments to EBITDA:
Cost savings initiatives (b)	—	(77)
One-time costs for new long handle tool distribution (c)	—	500
Equity sponsor fees and other expenses (d)	1,276	3,224
Impairment charges (e)	927	200
Loss on disposal of fixed assets (f)	901	531
Net unrealized losses (g)	7,151	501

Adjusted EBITDA (a)	$48,828	$49,693

(a)	“EBITDA” is calculated as net income plus income tax expense, interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. During Q3 2009, Adjusted EBITDA as defined by our senior credit facility was amended to exclude non-recurring gains. Accordingly, non-recurring gains are presented as adjustments to EBITDA. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b)	Represents changes in accrual estimates related to an acquisition.

(c)	Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(d)	Consists of management fees paid to our private equity sponsor (Castle Harlan), non-cash (income) expense related to our postretirement plans and non-cash charges recorded in accordance with lease accounting standards due to the expensing of escalating rent on a straight-line basis.

(e)	Consists of impairment charges for long-lived assets.

(f)	Consists of losses on the disposition of property, plant and equipment.

(g)	Consists primarily of an unrealized foreign currency loss on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.